                             AMENDED AND RESTATED BYLAWS

                                          OF

                       SPIROS DEVELOPMENT CORPORATION II, INC.

                                      ARTICLE I.

                                       OFFICES

    SECTION 1.01 REGISTERED OFFICE. The address of the registered office of the Corporation in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent 19901. The name of the registered agent of the Corporation at such address is CorpAmerica, Inc.

    SECTION 1.02 OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.


                                     ARTICLE II.

                               MEETINGS OF STOCKHOLDERS

    SECTION 2.01 ANNUAL MEETINGS. (a) Annual meetings of stockholders for the election of directors and for the transaction of any proper business shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and as set forth in the notice of the meeting. If the annual meeting of stockholders is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. At each annual meeting, the stockholders entitled to vote thereat shall elect a Board of Directors and they may transact such other corporate business as may properly be brought before the meeting.

    (b)  To be properly brought before an annual meeting, business must be:
(A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 calendar days in advance of the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30

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days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the " 1934 Act"), in such stockholder's capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph
(b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph
(b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

    (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 2. Such stockholder's notice shall set forth
(i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or person (naming such person or person) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section
2.01. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth

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in the stockholder's notice of nomination which pertains to the nominee.  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

    SECTION 2.02 VOTING. (a) For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 2.02(b) of these Bylaws, shall be entitled to vote at any meeting of stockholders. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock outstanding and entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by written ballot. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock outstanding and having voting power present in person or represented by proxy shall decide any question brought before such meeting; PROVIDED, HOWEVER, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and, PROVIDED FURTHER, HOWEVER, that if the question is one upon which by express provision of a statute or of the Certificate of Incorporation a different vote is required, such express provision shall, notwithstanding any other provision of this Section 2.02, govern and control the decision of such question.

    (b) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

    SECTION 2.03 QUORUM. At all meetings of stockholders, except as otherwise required by statute or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the shares of stock outstanding and entitled to vote thereat shall be requisite for and shall constitute a quorum for the transaction of business, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such

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question.  In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice of the adjourned meeting other than an announcement of the time and place thereof at the meeting which shall be so adjourned, until the requisite amount of shares entitled to vote shall be present or represented. At any such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of the Corporation as of the applicable record date, whether or not entitled to vote at the meeting.

    SECTION 2.04 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary at the request of (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) at the request in writing of the holders of a majority of the shares of Callable Common Stock outstanding, or
(iii) at the request in writing of the holders of more than fifty percent (50%) of the Special Common Stock outstanding. Such request shall state the purpose or purposes of the proposed meeting. If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the President, or the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section
2.05 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this Section 2.04 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

    SECTION 2.05 NOTICE OF MEETINGS. Written notice, stating the place, date and time of any meeting, annual or special, and, if a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder, whether or not entitled to vote thereat, not less than ten, nor more than sixty days, before the date of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any

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stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

    SECTION 2.06 ACTION WITHOUT MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

    SECTION 2.07 JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

    SECTION 2.08 ORGANIZATION. (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

    (b) The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation,

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establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                ARTICLE III.

                                 DIRECTORS

    SECTION 3.01 NUMBER AND TERM. Unless otherwise provided in the Certificate of Incorporation, the number of directors may be fixed from time to time by resolution of the Board of Directors or by action of the stockholders. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to hold office until his successor shall be elected and qualified. Directors need not be stockholders.

    SECTION 3.02 RESIGNATIONS. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

    SECTION 3.03 VACANCIES. (a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors shall be elected and qualified unless sooner displaced.

    (b) Unless otherwise provided by the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

    (c) In the event that a vacancy or newly created directorship shall not have been filled by the Board of Directors, the additional director or directors may be elected by the stockholders entitled to vote thereon, either at an annual meeting of stockholders or at a special meeting called for that purpose. The director or directors so chosen shall hold office until the next annual meeting of stockholders and until their successors shall be elected and qualified.

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    (d) Notwithstanding the foregoing, vacancies in the directorships elected or to be elected by the holders of the Special Common Stock pursuant to the Certificate of Incorporation (the "Special Stock Directors") may be filled only by the vote or written consent of holders of more than fifty percent (50%) of the outstanding shares of Special Common Stock.

    SECTION 3.04 REMOVAL. Subject to any limitations imposed by law or the Certificate of Incorporation, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the holders of such shares, and the vacancies thus created may be filled, at such meeting or at any subsequent meeting, by the affirmative vote of a majority in interest of the stockholders entitled to vote; provided, however, that notwithstanding the foregoing, in no event shall any Special Stock Director be removed without cause without the vote or written consent of holders of more than fifty percent (50%) of the outstanding shares of Special Common Stock, and any vacancy resulting from the removal of a Special Stock Director shall be filled in the manner provided for in Section 3.03(d).

    SECTION 3.05 POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not conferred upon or reserved to the stockholders by law, the Certificate of Incorporation or these Bylaws.

    SECTION 3.06 COMMITTEES OF THE BOARD. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member(s) constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its

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meetings and report the same to the Board of Directors when required.

    SECTION 3.07 MEETINGS. (a) Meetings of the Board of Directors shall be held at such place, either within or without the State of Delaware, as the Board of Directors shall from time to time designate or as may be specified in the notice of such meeting.

    (b) Special Meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, the President or the Secretary by notice to each director given not less than two days, or not less than three days in the case of notice given by mail, before such meeting. Special meetings shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of two directors.

    (c) Regular Meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. The first meeting of a newly elected Board of Directors shall be held without notice as soon as practicable after each annual meeting of the stockholders at the same place at which such meeting was held, provided a quorum is present. If a quorum is not present, such first meeting may be held at such time and at such place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors.

    SECTION 3.08 QUORUM. Not less than a majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice of the adjourned meeting need be given if the time and place thereof are announced at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a statute or the Certificate of Incorporation shall require a vote of a greater number.

    SECTION 3.09 COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

    SECTION 3.10 ACTION WITHOUT MEETING; PRESENCE AT MEETINGS. (a)Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

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    (b) Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.


                                 ARTICLE IV.

                                  OFFICERS

    SECTION 4.01 OFFICERS. The officers of the Corporation shall be a President, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors, and who shall hold office until their successors shall be elected and qualified. The Board of Directors also may elect a Chairman of the Board, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices, except the offices of President and Secretary, may be held by the same person. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders and shall hold office until their successors are chosen and qualify.

    SECTION 4.02 OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

    SECTION 4.03 RESIGNATION; REMOVAL. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any officer may be removed, for or without cause, at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office shall be filled for the unexpired portion of the term by the Board of Directors.

    SECTION 4.04 CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman of the Board shall be present. The Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law.

    SECTION 4.05  PRESIDENT.  The President shall be the Chief Executive
Officer of the Corporation; and in the absence of the Chairman and Vice Chairman of the Board the President shall preside at all meetings of the stockholders and the Board of Directors; the President shall have general and active management of the business of the Corporation and shall see that all

                                    -9-
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orders and resolutions of the Board of Directors are carried into effect.

     SECTION 4.06 VICE PRESIDENTS. The Vice Presidents, if any, respectively shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President. In the absence of the Chairman of the Board and the President, or in the event of the inability of the Chairman of the Board and the President to act, the Vice Presidents, if any, in the order of their annual election, shall have authority to exercise the power and perform the duties of the Chairman of the Board and of the President.

     SECTION 4.07 TREASURER. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. The Treasurer shall disburse the funds of the Corporation under the direction of the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of the accounts whenever the Board of Directors shall require. The Treasurer shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, the Treasurer shall give bonds for the faithful discharge of the Treasurer's duties in such sums and with such sureties as the Board of Directors shall approve. In case of the Treasurer's death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation shall be returned to the Corporation.

     SECTION 4.08 SECRETARY. The Secretary shall attend all meetings of the Board of Directors and the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. The Secretary shall attend to the giving of notice of all meetings of the stockholders and, if notice is required, of meetings of the Board of Directors and of committees thereof; the Secretary shall have custody of the corporate seal and, when authorized by the Board of Directors, shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer. The Secretary shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. The Secretary shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the President shall perform the Secretary's duties.

     SECTION 4.09 ASSISTANT SECRETARIES. Each Assistant Secretary, if any, shall perform such duties and have such powers as may, from time to time, be assigned to the Assistant Secretary by

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

the Board of Directors. In the absence or disability of the Secretary, the Secretary's duties shall be performed and his powers may be exercised by the Assistant Secretary or the Assistant Secretaries, if any, in the order determined by the Board of Directors or, failing such designation, in the order of their last election to that office.

     SECTION 4.10 ASSISTANT TREASURERS. Each Assistant Treasurer, if any, shall perform such duties and have such powers as may, from time to time, be assigned to the Assistant Treasurer by the Board of Directors. In the absence or disability of the Treasurer, the Treasurer's duties shall be performed and the Treasurer's powers may be exercised by the Assistant Treasurer or the Assistant Treasurers, if any, in the order determined by the Board of Directors or, failing such designation, in the order of their last election to that office.

     SECTION 4.11 COMPENSATION. The Board of Directors shall have the power to fix the compensation of all officers of the Corporation.

                                  ARTICLE V.

                                 MISCELLANEOUS

     SECTION 5.01 CERTIFICATES OF STOCK. The shares of stock of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors and shall be signed by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as such officer were an officer at the date of issue.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


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

     SECTION 5.02 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation, and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

     SECTION 5.03 LOST CERTIFICATES. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed, and, if the Corporation shall have a Transfer Agent and Registrar, may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation, and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

     SECTION 5.04 TRANSFER OF SHARES. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates of a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

     SECTION 5.05 STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 5.06 DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the directors, from time to time, in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation, and in its discretion the Board of Directors may decrease or abolish any such reserve.

     SECTION 5.07 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     SECTION 5.08 SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 5.09 FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

     SECTION 5.10 CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board of Directors.

     SECTION 5.11 EXECUTION OF PROXIES. The Chairman of the Board or the President, or, in the absence or disability of the Chairman of the Board and the President, a Vice President, may authorize, from time to time, the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation or authorize the execution of consents to action taken or to be taken by such other corporation. All such proxies and consents shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary.

     SECTION 5.12 NOTICE AND WAIVER OF NOTICE. (a) Whenever any notice is required to be given under the provisions of any law, of the Certificate of Incorporation or of these Bylaws, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice to directors may also be given by telex, cable or telegram. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.


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

     (b) Whenever any notice whatever is required to be given under the provisions of any law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE VI.

                                  AMENDMENTS

     SECTION 6.01 AMENDMENTS. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the stockholders or, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, by the Board of Directors, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such special meeting. Notwithstanding the foregoing, however, prior to the earlier of (A) the exercise of the Stock Purchase Option pursuant to the Certificate of Incorporation or (B) the Stock Purchase Option Termination Date (as defined in the Certificate of Incorporation), no such alteration, amendment, repeal or adoption shall be made without the affirmative vote or written consent of the holders of more than fifty percent (50%) of the issued and outstanding Special Common Stock voting separately and as a class.

                                 ARTICLE VII.

                               INDEMNIFICATION

     SECTION 7.01 INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS. The Corporation shall indemnify its Directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the Corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding or part thereof initiated by such person or any proceeding by such person against the Corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation or (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law.

     SECTION 7.02 INDEMNIFICATION OF OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS. The Corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

     SECTION 7.03  GOOD FAITH.

     (a) For purposes of any determination under this Bylaw, a Director or executive officer shall be deemed to have acted in good faith and in a manner that such Director or executive officer reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that such Director's or executive officer's conduct was unlawful, if his action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

          (1) one or more officers or employees of the Corporation whom the Director or executive officer believed to be reliable and competent in the matters presented;

          (2) counsel, independent accountants or other persons as to matters which the Director or executive officer believed to be within such person's professional competence; and

          (3) with respect to a Director, a committee of the Board upon which such Director does not serve, as to matters within such Committee's designated authority, which committee the Director believes to merit confidence; so long as, in each case, the Director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

     (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful.

     (c) The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

     SECTION 7.04 EXPENSES. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under these Bylaws or otherwise.

     Notwithstanding the foregoing, unless otherwise determined pursuant to
Section 7.04 of these Bylaws, no advance shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

     SECTION 7.05 ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent as if provided for in a contract between the Corporation and the Director or executive officer. Any right to indemnification or advances granted by this Bylaw to a Director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. The Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     SECTION 7.06 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

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

     SECTION 7.07 SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7.08 INSURANCE. To the fullest extent permitted by the Delaware General corporation Law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

     SECTION 7.09 AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

     SECTION 7.10 SAVING CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

     SECTION 7.11 CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:

     (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

     (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

     (c) The term "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (d) References to a "Director," "officer," "employee," or "agent" of the Corporation shall include, without limitation, situations where such person is serving at the request of the

Corporation as a Director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     (e)  References to "other enterprises" shall include employee benefit
plans; references to "fines"      shall include any excise taxes assessed on
a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a Director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner that such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Bylaw.


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